                                                                  Exhibit 99.1


AT THE COMPANY                            AT FINANCIAL RELATIONS BOARD
--------------                            ----------------------------
Patrick D. Pilch, Exec. V.P.-CFO          Gen'l Info: Michael Lawson
Carolynne O'Grady,                        Analyst Info: Elisa Mailman
Corporate Communications                  Media Info: Judith Sylk-Siegel
(800) 442-7787                            (212) 661-8030
cogrady@andreaelectronics.com


                    ANDREA ELECTRONICS CORPORATION RECEIVES
   COMPLAINT FROM NCT GROUP, INC. RELATING TO AIRCRAFT PASSENGER HEADPHONES

MELVILLE, N.Y., November 23, 1998 - Andrea Electronics Corporation (AMEX:
AND), today announced that a complaint has been filed against the Company in the U.S. District Court for the Eastern District of New York by NCT Group, Inc. (NASDAQ: NCTI; formerly Noise Cancellation Technologies, Inc.) and NCT Hearing Products, Inc., one of NCT's subsidiaries. The complaint involves two of Andrea's patents, U.S. Patent No. 5,732,143 and U.S. Patent No. 5,825,897. These patents relate to certain active noise reduction technology which is particularly applicable to aircraft passenger headphones. Andrea does not currently derive any sales or licensing revenue from aircraft passenger headphones. The complaint requests a declaration that these two patents are invalid and unenforceable and that NCT's products do not infringe these two patents. The complaint alleges that Andrea has engaged in unfair competition by misrepresenting the scope of the two patents, tortiously interfering with prospective contractual rights between NCT and its existing and potential customers, making false and disparaging statements about NCT and its products, and falsely advertising Andrea's ANR products. The complaint seeks to enjoin Andrea from engaging in these alleged activities and seeks compensatory damages of not less than $5 million, punitive damages of not less than $50 million and plaintiffs' costs and attorneys' fees. Based on a preliminary review of the complaint, and while no assurance can be given as to the ultimate outcome of this matter, Andrea believes that the suit is without merit and intends to vigorously defend itself and to assert any and all appropriate claims against NCT.

Andrea Electronics Corporation designs, develops and manufactures audio technologies and equipment for applications incorporating natural language interfaces. The Company's patented Active Noise Reduction (ANR) earphone, Active Noise Cancellation (ANC) near-field microphone and patented Digital Super Directional Array (DSDA(tm)) and patent-pending Directional Finding and Tracking Array (DFTA(tm)) far-field microphone technologies continue to be incorporated into a wide range of audio products to eliminate background noise and ensure the optimum performance of voice applications. Applications for the Company's technologies include: speech recognition programs, Internet telephony, video/audio conferencing, automobile PCs, home automation systems, hand-held devices and multiplayer online games, among others. OEM and software publisher customers and strategic partners of Andrea Electronics' include:
Intel Corporation, Microsoft Corporation, IBM Corporation, Lernout & Hauspie Speech Products, Dragon Systems, Lotus Development Corporation, NEC, Mpath, Multitude, IDT, HyperGraphics, ILINC, ViA Inc., Conversational Computing Corporation and iSight, among others.

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "plans," "seeks," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve matters that are subject to certain risks, uncertainties and assumptions that are difficult to predict, including economic, competitive, governmental, technological and other factors, that may affect the business and prospects of Andrea Electronics Corporation (the "Company"). The Company cautions investors about the following significant factors, which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and could cause them to differ materially from those expressed in any forward-looking statements: the rate at which Andrea Anti-Noise, DSDA, DFTA and other Andrea technologies are accepted in the marketplace; the competitiveness of Andrea Anti-Noise, DSDA, DFTA and other Andrea products in terms of technical specifications, quality, price, reliability and service; the sufficiency of the Company's funds for research and development, marketing and general and administrative expenses; infringement and other disputes relating to patents and other intellectual property rights held or licensed by the Company or third parties; and the Company's continuing ability to enter and maintain collaborative relationships with other manufacturers, software authoring and publishing companies, and distributors. These and other similar factors are discussed under the heading "Certain Factors that May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K and in the Company's Annual Report to stockholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.

"Andrea Anti-Noise", "DSDA" and "DFTA" are trademarks of Andrea Electronics Corporation or an Andrea Electronics Corporation subsidiary.

To receive Andrea Electronics' latest news release and other corporate documents via FAX -- no cost -- please dial 1-800-PRO-INFO and input the Company's symbol AND.

      Or visit Andrea Electronics' website at www.andreaelectronics.com.